UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 23, 2011

Belden Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7733 Forsyth Boulevard, Suite 800

St. Louis, Missouri 63105

(Address of Principal Executive Offices, including Zip Code)

(314) 854-8000

(Registrant’s telephone number, including area code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit 10.1	Amendment No. 1 to Credit Agreement dated as of November 23, 2011 among Belden Inc., the financial institutions listed on the signature pages thereof and JPMorgan Chase Bank, N.A., as Administrative Agent.

Item 1.01.	Entry into a Material Definitive Agreement.

On November 23, 2011, Belden Inc. (the “Company”) entered into an Amendment No. 1 to Credit Agreement with the financial institutions listed on the signature pages thereof and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Amendment”). The Amendment permits certain mandatory and voluntary prepayments, purchases, redemptions and other acquisitions or satisfactions of the Company’s subordinated indebtedness up to an aggregate amount of $55,000,000. A copy of the Amendment is filed as Exhibit 10.1 hereto. The foregoing description of the Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text to the Amendment, which is incorporated by reference herein. The representations and warranties contained in the Amendment and the related Credit Agreement were made only for purposes thereof and as of specific dates; were solely for the benefit of the parties to the Amendment and the related Credit Agreement; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties or any description thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Amendment and the related Credit Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Amendment No. 1 to Credit Agreement dated as of November 23, 2011 among Belden Inc., the financial institutions listed on the signature pages thereof and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.

Date: November 28, 2011	By:	/s/ Kevin L. Bloomfield
Kevin L. Bloomfield
Senior Vice President, Secretary and General Counsel

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